Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release	July 17, 2003

SCS Transportation Announces Second-Quarter Earnings per
Share of $0.26, up 24 percent

(KANSAS CITY, Mo.) — SCS Transportation, Inc. (NASDAQ: SCST) today reported revenue of $208.3 million in the second quarter of 2003, up 6.0 percent from $196.5 million in the prior-year period. Operating income was $8.9 million in the second quarter, up 31.7 percent from $6.8 million a year earlier. Net income increased 26.8 percent to $3.9 million for the quarter. Earnings per share were $0.26, up 23.8 percent from $0.21 a year earlier.

“Despite a slow economy, we continued to improve earnings by increasing our penetration of regional transportation markets and focusing on yield and cost management. Looking ahead, we believe our operating leverage provides an opportunity for additional earnings growth once the economy bounces back,” said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation. “We continued to generate cash in the second quarter, and SCS Transportation is in a strong financial position to take advantage of attractive opportunities for growing our business.”

Segment Results

Revenues, yields and less-than-truckload (LTL) tonnage in the second quarter increased for both operating companies, Saia and Jevic, versus the year-earlier period.

Revenue at Saia was $133.1 million in the quarter, compared with $124.0 million a year earlier. Excluding fuel surcharge, Saia revenue was up 5.6 percent. Second-quarter operating income for Saia was $7.9 million, up 31.5 percent from $6.0 million a year earlier. Saia’s second-quarter operating ratio was 94.1 percent, an improvement from 95.2 percent a year earlier.

SCS Transportation Announces Second-Quarter Earnings

Saia improved density in key markets, as LTL tonnage per day grew 3.7 percent compared to the second quarter of 2002. LTL revenue per hundredweight, excluding fuel surcharge, improved 1.8 percent from the prior-year period.

“Saia is delivering performance improvement by providing customers with excellent service to drive the top line and enhancing profitability through cost and yield management,” Trucksess said.

At Jevic, second-quarter revenue was $75.1 million, versus $72.5 million a year earlier. Revenue per day, excluding fuel surcharge, rose 3.6 percent. Total revenue per hundredweight, excluding fuel surcharge, improved 7.0 percent, due to an increasing mix of higher-yielding LTL tonnage and some stabilization of pricing.

Despite the revenue and yield improvements, higher LTL volumes exacerbated a driver shortage, requiring Jevic to incur additional purchased transportation expense. Second-quarter operating income for Jevic was $1.6 million, compared to $0.8 million in the second quarter of 2002. Jevic’s second-quarter operating ratio was 97.9 percent compared to 98.9 percent in the second quarter of 2002. However, the prior-year results included unfavorable development of workers compensation claims of $1.5 million, which is $1.2 million above the current quarter experience.

“Jevic was challenged to control costs and meet service levels in the midst of a shortage of drivers, which hampered results,” Trucksess said. “We are aggressively recruiting experienced, professional drivers and focusing on delivering quality service for customers, while seeking to improve operational efficiency through Jevic’s unique Breakbulk-Free® LTL service.”

Net holding company operating expenses were $0.6 million in the current quarter versus $0.1 million in the second quarter of 2002. Comparison to the year-earlier quarter is not meaningful because public-company operations commenced with the October 1, 2002, spin-off of SCST. Interest expense was $2.4 million in the quarter, up from $1.3 million in the second quarter of 2002, as a result of the capital structure created with the spin-off.

Outlook

Subject to forward-looking risk factors, management expects 2003 earnings per share for the third quarter to be in a range of $0.32 to $0.36 and expects earnings per share for the full year to be in a

SCS Transportation Announces Second-Quarter Earnings

range of $0.94 to $1.00. These estimates are based on company-specific business trends and initiatives, partially offset by lower economic assumptions for the remainder of the year.

Conference Call

SCS Transportation will hold its quarterly conference call on Friday, July 18, 2003, at 12:30 p.m. Eastern Time (11:30 a.m. Central Time). To participate, please dial 1-800-275-8866 or 1-706-634-4936 for international calls. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the company’s web site at www.scstransportation.com and will be archived on the site. A replay will also be available two hours after completion of the call through July 25, 2003. The replay is available by dialing 1-800-642-1687 and using conference code 1534862.

SCS Transportation, Inc. (NASDAQ: SCST) is a trucking transportation company providing regional and interregional less-than-truckload and selected truckload (TL) service solutions to more than 71,000 customers across the United States. Its operating subsidiaries are Saia, based in Duluth, Ga.; and Jevic, based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 7,500 employees nationwide.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; governmental regulations; cost and availability of fuel; inclement weather; competitive initiatives and pricing pressures; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

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SCS Transportation Announces Second-Quarter Earnings

INVESTOR CONTACT:	Greg Drown
SCS Transportation, Inc.
816-714-5906
gdrown@scstransportation.com

MEDIA CONTACT:	Dick Johnson
Johnson Strategic Communications Inc.
913-649-8885
dick@johnsonstrategic.com

SCS Transportation, Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2003	2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,316	$21,872
Accounts receivable	94,673	86,908
Prepaid expenses and other	34,144	30,709

Total current assets	161,133	139,489
PROPERTY AND EQUIPMENT:
Cost	493,756	487,803
Less: Accumulated depreciation	214,203	200,645

Net property and equipment	279,553	287,158
GOODWILL AND OTHER ASSETS	17,220	17,696

Total assets	$457,906	$444,343

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and checks outstanding	$29,673	$26,009
Wages and employees’ benefits	31,224	27,870
Other current liabilities	31,697	30,682

Total current liabilities	92,594	84,561
OTHER LIABILITIES:
Long-term debt	116,460	116,410
Deferred income taxes	54,087	54,087
Claims, insurance and other	15,343	15,008

Total other liabilities	185,890	185,505
SHAREHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	201,199	200,611
Deferred compensation trust	(692)	—
Retained earnings (deficit)	(21,100)	(26,349)

Total shareholders’ equity	179,422	174,277

Total liabilities and shareholders’ equity	$457,906	$444,343

SCS Transportation, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarter and Six Months Ended June 30, 2003 and 2002
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months

	2003	2002	2003	2002

OPERATING REVENUE	$208,263	$196,487	$408,373	$380,025
OPERATING EXPENSES:
Salaries, wages and employees’ benefits	116,003	111,810	229,147	217,912
Purchased transportation	22,384	20,334	41,500	38,008
Operating expenses and supplies	35,191	32,200	73,006	62,590
Operating taxes and licenses	8,008	7,819	16,058	15,487
Claims and insurance	6,706	6,458	13,342	11,761
Depreciation and amortization	10,985	11,106	21,840	22,357
Operating (gains) and losses	81	(3)	59	262

Total operating expenses	199,358	189,724	394,952	368,377

OPERATING INCOME	8,905	6,763	13,421	11,648
NONOPERATING EXPENSES:
Interest expense	2,386	1,319	4,677	2,712
Other, net	(194)	91	(228)	76

Nonoperating expenses, net	2,192	1,410	4,449	2,788
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	6,713	5,353	8,972	8,860
Income tax provision	2,790	2,259	3,723	3,839

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	3,923	3,094	5,249	5,021
Cumulative effect of change in accounting for goodwill	—	—	—	(75,175)

NET INCOME (LOSS)	$3,923	$3,094	$5,249	$(70,154)

Average common shares outstanding — basic*	14,665	14,565	14,675	14,565

Average common shares outstanding — diluted*	15,083	14,565	15,089	14,565

Basic earnings (loss) per share:
Before cumulative effect of accounting change	$0.27	$0.21	$0.36	$0.34
Cumulative effect of change in accounting for goodwill	—	—	—	(5.16)

Net income (loss)	$0.27	$0.21	$0.36	$(4.82)

Diluted earnings (loss) per share:
Before cumulative effect of accounting change	$0.26	$0.21	$0.35	$0.34
Cumulative effect of change in accounting for goodwill	—	—	—	(5.16)

Net income (loss)	$0.26	$0.21	$0.35	$(4.82)

*2002 Shares represent SCS Transportation shares distributed on September 30, 2002

SCS Transportation, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2003 and 2002
(Amounts in thousands)
(Unaudited)

	Six Months

	2003	2002

OPERATING ACTIVITIES:
Net cash from operating activities	$24,970	$20,717
INVESTING ACTIVITIES:
Acquisition of property and equipment	(17,751)	(11,349)
Proceeds from disposal of property and equipment	2,908	2,120

Net cash used in investing activities	(14,843)	(9,229)
FINANCING ACTIVITIES:
Net repayment of long-term debt	—	(6,010)
Proceeds from stock option exercises	317	—
Net change in Notes to former Parent	—	(4,247)

Net cash from (used in) financing activities	317	(10,257)

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,444	1,231
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	21,872	1,480

CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,316	$2,711

Saia Motor Freight Line, Inc.
Financial Information
For the Quarter and Six Months Ended June 30, 2003 and 2002
(Amounts in thousands)

	Second Quarter		%	Six Months		%

	2003	2002	Change	2003	2002	Change

Operating revenue (excluding fuel surcharge)	128,606	121,730	5.6	247,179	235,507	5.0
Operating revenue	133,117	124,027	7.3	256,728	239,055	7.4
Operating income	7,901	6,010	31.5	12,201	9,651	26.4
Operating ratio	94.1	95.2		95.2	96.0

					Second Quarter

		Second Quarter		%	Amount/Workday		%

		2003	2002	Change	2003	2002	Change

Workdays					64	64
F/S Revenue	LTL	122,778	114,027	7.7	1,918.4	1,781.7	7.7
	TL	10,340	10,000	3.4	161.6	156.3	3.4
	Total	133,118	124,027	7.3	2,080.0	1,938.0	7.3
Revenue excluding	LTL	122,817	114,361	7.4	1,919.0	1,786.9	7.4
revenue recognition	TL	10,343	10,029	3.1	161.6	156.7	3.1
adjustment	Total	133,160	124,390	7.1	2,080.6	1,943.6	7.1
Tonnage	LTL	620	598	3.7	9.69	9.35	3.7
	TL	143	144	(0.9)	2.23	2.25	(0.9)
	Total	763	742	2.8	11.92	11.60	2.8
Shipments	LTL	1,163	1,120	3.9	18.18	17.50	3.9
	TL	18	18	1.9	0.28	0.28	1.9
	Total	1,181	1,138	3.9	18.46	17.78	3.9
Revenue/cwt	LTL	9.90	9.56	3.6
	TL	3.63	3.48	4.1
	Total	8.73	8.38	4.2
Revenue/cwt	LTL	9.55	9.37	1.8
(excluding fuel surcharge)	TL	3.60	3.46	4.1
	Total	8.43	8.23	2.5
Revenue/shipment	LTL	105.58	102.13	3.4
	TL	574.10	567.48	1.2
	Total	112.72	109.36	3.1
Pounds/shipment	LTL	1,066	1,068	(0.2)
	TL	15,829	16,284	(2.8)
	Total	1,291	1,305	(1.0)

Jevic Transportation, Inc.
Financial Information
For the Quarter and Six Months Ended June 30, 2003 and 2002
(Amounts in thousands)

	Second Quarter		%	Six Months		%

	2003	2002	Change	2003	2002	Change

Operating revenue (excluding fuel surcharge)	72,550	71,146	2.0	145,752	139,163	4.7
Operating revenue	75,146	72,461	3.7	151,645	140,970	7.6
Operating income	1,571	832	88.8	2,675	1,799	48.7
Operating ratio	97.9	98.9		98.2	98.7

					Second Quarter

		Second Quarter		%	Amount/Workday		%

		2003	2002	Change	2003	2002	Change

Workdays					63	64
F/S Revenue	LTL	49,527	46,367	6.8	786.1	724.5	8.5
	TL	23,410	24,869	(5.9)	371.6	388.6	(4.4)
	Other	2,209	1,225	80.3	35.1	19.1	83.2
	Total	75,146	72,461	3.7	1,192.8	1,132.2	5.4
Revenue excluding	LTL	49,405	46,661	5.9	784.2	729.1	7.6
revenue recognition	TL	23,351	25,027	(6.7)	370.7	391.0	(5.2)
adjustment	Other	2,209	1,225	80.3	35.1	19.1	83.2
	Total	74,965	72,913	2.8	1,190.0	1,139.2	4.4
Tonnage	LTL	264	257	2.7	4.19	4.02	4.4
	TL	286	333	(14.2)	4.53	5.20	(12.9)
	Total	550	590	(6.8)	8.72	9.22	(5.3)
Shipments	LTL	219	215	2.1	3.48	3.36	3.7
	TL	34	36	(7.5)	0.53	0.57	(6.0)
	Total	253	251	0.8	4.01	3.93	2.4
Revenue/cwt	LTL	9.35	9.08	3.1
	TL	4.09	3.76	8.8
	Total	6.62	6.07	8.9
Revenue/cwt	LTL	9.02	8.91	1.2
(excl. fuel surcharge)	TL	3.94	3.69	6.9
	Total	6.38	5.96	7.0
Revenue/shipment	LTL	225.18	217.05	3.7
	TL	695.88	690.25	0.8
	Total	287.62	285.34	0.8
Pounds/shipment	LTL	2,407	2,391	0.7
	TL	17,024	18,368	(7.3)
	Total	4,346	4,707	(7.7)